Exhibit 99.1

FOR IMMEDIATE RELEASE

GREENCHEK REPORTS TREMENDOUS IN-HOUSE RESULTS

San Francisco, California – September 3, 2008 – GreenChek Technology Inc. (OTCBB: GCHK), announced today that we has completed initial in-house testing on our Emission Reduction Device (ERD 1.0) and have exceeded our goal of 8% reduction in Carbon Dioxide emissions with an 8% associated gasoline fuel reduction. GreenChek manufactures an emission reducing and fuel saving device simply known as the ERD 1.0.

About GreenChek

GreenChek is traded on the Bulletin Board operated by the Financial Regulatory Authority (FINRA) under the symbol GCHK

Contact:

Windfall Communications, LLC
Trevor Justus
866.590.6589